PBF Logistics Increases Quarterly Distribution to $0.42 per Common Unit and
Announces First Quarter 2016 Earnings Results

•	First quarter net income of $0.53 per common unit and EBITDA of $28.0 million

•	Increased quarterly distribution to $0.42 per common unit, representing a 40.0% increase versus the Partnership's minimum quarterly distribution

•	First quarter distributable cash flow of $21.4 million

•	Successfully raised approximately $53 million in gross proceeds through an underwritten public equity offering

PARSIPPANY, NJ – April 28, 2016 – PBF Logistics LP (NYSE:PBFX, the "Partnership") announced today first quarter 2016 net income of $19.1 million, or $0.53 per common unit. During the first quarter, the Partnership generated earnings before interest, income taxes, depreciation, and amortization ("EBITDA") of $28.0 million and distributable cash flow of $21.4 million.

"At the end of the quarter we successfully raised over $50 million through an equity offering to the public. This was our first follow-on offering and we are pleased with the outcome given the significant market volatility. We believe that investors saw the merits of the upcoming East Coast Terminals acquisition that is expected to close this week," said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. "During the first quarter our assets performed well and we are pleased that the board of directors has approved an increase in our quarterly distribution to $0.42 per common unit. We look forward to continuing to execute our growth strategy for the Partnership and create additional value for our unitholders."

As of March 31, 2016, the Partnership had approximately $330 million of liquidity, including $29.3 million in cash and cash equivalents and access to a approximately $300 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects at the Partnership and future drop-down and third-party acquisitions.

Equity Offering and East Coast Terminals Acquisition
On March 30, 2016, the Partnership launched an underwritten public equity offering which resulted in the successful sale of 2,875,000 common units, including the full exercise of the underwriter's option to purchase additional common units. Total gross proceeds (before underwriter’s discounts and commissions) of the offering were approximately $53 million. The offering closed subsequent to the quarter on April 5, 2016. The Partnership may use the net proceeds from this offering to fund a portion of the purchase price for the previously announced acquisition of four refined product terminals (the "East Coast Terminals") from an affiliate of Plains All American Pipeline, L.P. and for general partnership purposes.

On February 2, 2016, the Partnership announced that a wholly-owned subsidiary has entered into an agreement to acquire the East Coast Terminals for total consideration of $100 million. The acquisition is expected to close this week.

The East Coast Terminals are expected to allow PBF Logistics to leverage its expanded footprint and capitalize on commercial opportunities with new customers and leverage opportunities with PBF Energy due to the close proximity of PBF Energy’s East Coast refining system. In conjunction with the transaction, the Partnership expects to invest approximately $5 million, from cash on hand, to improve infrastructure in order to increase throughput capability at the East Coast Terminals. Based on a total transaction cost of $105 million, including the $5 million investment and synergy opportunities, the Partnership expects the East Coast Terminals to generate approximately $15 million of pro forma EBITDA, of which approximately two-thirds is expected to be from third-party customers.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership's general partner, declared a regular quarterly cash distribution of $0.42 per common unit. The distribution is payable on May 31, 2016, to unitholders of record at the close of business on May 13, 2016.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
PBF Logistics LP Reconciliation of Amounts under U.S. generally accepted accounting principles (“GAAP”) to Forecasted EBITDA (unaudited, in millions)

Reconciliation of East Coast Terminals Forecasted
Net Income to pro forma EBITDA:

Forecasted net income	$8.7
Add: Depreciation and amortization expense	5.3
Add: Interest expense, net and other financing costs	1.0
Pro forma EBITDA	$15.0

This earnings release, and the discussion during the management conference call, may include references to non-GAAP financial measures including, but not limited to, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Distributable Cash Flow. PBFX's management believes that non-GAAP financial measures provide useful information about the Partnership's operating performance, financial results and the amount of cash generated by the Partnership's operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP financial measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership's senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, April 28, 2016, at 11:00 a.m. ET. The call can also be heard by dialing (877) 876-9176 or (785) 424-1667, conference ID: PBFXQ116. The audio replay will be available two hours after the end of the call through May 14, 2016, by dialing (800) 695-0671 or (402) 220-1397. The call is being webcast and can be accessed on the Partnership's website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX's logistics and other assets and other risks inherent in PBFX's business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX's filings with the Securities and Exchange Commission including the Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present EBITDA (as defined below) and related operational information of PBFX for the three months ended March 31, 2016 and 2015.  The financial information presented contains the financial results of PBFX and a products pipeline (the “Delaware City Products Pipeline”), truck rack and related facilities located at PBF Energy's Delaware city refinery (which we collectively refer to as the “Delaware City Products Pipeline and Truck Rack”) prior to its acquisition by PBFX on May 14, 2015. The Delaware City Products Pipeline and Truck Rack were acquired from subsidiaries of our indirect parent company, PBF Energy Inc. (“PBF Energy”). The results of the Delaware City Products Pipeline and Truck Rack are included in the Transportation and Terminaling segment.
The Delaware City Products Pipeline was the only asset that recorded revenue for transactions with PBF Energy prior to our acquisition of the Delaware City Products Pipeline and Truck Rack from PBF Energy Company LLC (“PBF LLC”). Affiliate revenues have been recorded for the Delaware City Products Pipeline and Truck Rack subsequent to the commencement of the commercial agreements with PBF Energy. As a result, the information included in the following tables is not necessarily comparable on a year-over-year basis.
Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define distributable cash flow as EBITDA plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. Distributable cash flow and EBITDA are not financial measures prescribed by U.S. GAAP.
While EBITDA and distributable cash flow are not financial measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities.

We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP.
These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended March 31,
	2016	2015

Revenue from affiliates (a)	$36,549	$32,846

Costs and expenses:
Operating and maintenance expenses	6,021	8,434
General and administrative expenses	2,565	3,062
Depreciation and amortization expense	1,640	1,633
Total costs and expenses	10,226	13,129

Income from operations	26,323	19,717

Other expense:
Interest expense, net	(6,806)	(1,793)
Amortization of loan fees	(423)	(162)
Net income	19,094	17,762
Less: Net income attributable to Predecessor	—	1,053
Net income attributable to the Partnership	$19,094	$16,709

Net income per limited partner unit:
Common units - basic	$0.53	$0.51
Common units - diluted	0.53	0.51
Subordinated units - basic and diluted	0.53	0.51

Weighted-average limited partner units outstanding:
Common units - basic	18,497,620	17,097,024
Common units - diluted	18,497,997	17,117,261
Subordinated units - basic and diluted	15,886,553	15,886,553

Cash distributions declared per unit	$0.42	$0.33

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended March 31,
	2016	2015
Key Operating Information:
Throughput (barrels per day (“bpd”)) (c)
DCR Rail Terminal	30.2	48.8
DCR West Rack	10.9	37.2
Toledo Truck Terminal	16.4	6.3
Toledo Storage Facility (Propane Loading)	4.6	4.1
Delaware City Products Pipeline	36.0	48.1
Delaware City Truck Rack	30.3	N/A
Total throughput (barrels)
DCR Rail Terminal	2,749.6	4,390.1
DCR West Rack	991.1	3,345.9
Toledo Truck Terminal	1,495.6	567.7
Toledo Storage Facility (Propane Loading)	420.9	371.8
Delaware City Products Pipeline	3,280.2	4,331.6
Delaware City Truck Rack	2,754.5	N/A
Total	11,691.9	13,007.1

Storage capacity reserved (average shell capacity barrels per month) (d)	3,654.6	3,682.4

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$25,845	$17,899
Investing activities	(579)	(72)
Financing activities	(14,680)	(11,813)
Net increase in cash	$10,586	$6,014

Other Financial Information:
EBITDA attributable to PBFX (b)	$27,963	$20,121
Distributable cash flow (b)	$21,447	$19,248
Quarterly distribution declared per unit (e)	$0.42	$0.33
Distribution declared: (e)
Common units - public	$8,065	$5,631
Common units - PBF LLC	1,081	450
Subordinated units - PBF LLC	6,672	5,560
IDR holder - PBF LLC	757	29
Total distribution declared	$16,575	$11,670
Coverage ratio (b)	1.29x	1.65x
Capital expenditures	$439	$76

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	March 31,	December 31,
Balance Sheet Information:	2016	2015

Cash, cash equivalents and marketable securities	$263,672	$252,936
Property, plant and equipment, net	144,363	145,548
Total assets	433,579	422,902
Total debt	600,058	599,635
Total liabilities	614,236	608,577
Partners' equity	(180,657)	(185,675)
Total liabilities and equity	433,579	422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015

Reconciliation of net income to EBITDA and distributable cash flow (b):
Net income	$19,094	$17,762
Interest expense, net	6,806	1,793
Amortization of loan fees	423	162
Depreciation and amortization	1,640	1,633
EBITDA	27,963	21,350
Less: Predecessor EBITDA	—	1,229
EBITDA attributable to PBFX	27,963	20,121
Non-cash unit-based compensation expense	729	930
Interest expense, net	(6,806)	(1,803)
Maintenance capital expenditures	(439)	—
Distributable cash flow	$21,447	$19,248

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (b):
Net cash provided by operating activities	$25,845	$17,899
Change in current assets and liabilities	(3,959)	2,588
Interest expense, net	6,806	1,793
Non-cash unit-based compensation expense	(729)	(930)
EBITDA	27,963	21,350
Less: Predecessor EBITDA	—	1,229
EBITDA attributable to PBFX	27,963	20,121
Non-cash unit-based compensation expense	729	930
Interest expense, net	(6,806)	(1,803)
Maintenance capital expenditures	(439)	—
Distributable cash flow	$21,447	$19,248

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended March 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$31,067	$5,482	$—	$36,549
Depreciation and amortization expense	991	649	—	1,640
Income (loss) from operations	25,947	2,941	(2,565)	26,323
Interest expense, net and amortization of loan fees	—	—	7,229	7,229
Capital expenditures	—	439	—	439

	Three Months Ended March 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$27,320	$5,526	$—	$32,846
Depreciation and amortization expense	991	642	—	1,633
Income (loss) from operations	19,802	2,977	(3,062)	19,717
Interest expense, net and amortization of loan fees	(10)	—	1,965	1,955
Capital expenditures	76	—	—	76

	Balance at March 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,408	$57,143	$264,028	$433,579

	Balance at December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,826	$56,846	$253,230	$422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. The Partnership's results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues-  Delaware City Products Pipeline was the only asset that recorded revenue for transactions with PBF Energy prior to our acquisitions of the Delaware City Products Pipeline and Truck Rack from PBF LLC, as discussed under “Factors Affecting Comparability.” Commercial agreements with PBF Energy for the Delaware Products Pipeline and Truck Rack commenced subsequent to its acquisition by PBFX on May 14, 2015.

(b) See “Non-GAAP Financial Measures” on page 4 for a definition of EBITDA, distributable cash flow and coverage ratio.

(c)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisition of the Delaware City Products Pipeline and Truck Rack from PBF, with the exception of the Delaware City Products Pipeline which recognized revenue prior to its acquisition by PBFX.

(d) Operating information pertains to assets which are included in the Storage segment.

(e) On April 28, 2016, we announced a quarterly cash distribution of $0.42 per common unit for the first quarter of 2016.